As filed with the Securities and Exchange Commission on December 20, 2007
Registration No. 333-________

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

U.S. ENERGY INITIATIVES CORPORATION
(Exact name of registrant as specified in its charter)

Georgia	58-2267238
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

12812 Dupont Circle, Tampa, Florida      33626
 (Address of principal executive offices)  (Zip Code)

2007 Stock Incentive Plan - B

(Full title of plan)

Philip M. Rappa
Chief Executive Officer
U.S. Energy Initiatives Corporation
12812 Dupont Circle
Tampa, Florida 33626

(813) 979-9222

 (Telephone number, including area code, of agent for service)

With a copy to:

Darrin M. Ocasio, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

CALCULATION OF REGISTRATION FEE

Title of Securities	Amount	Proposed Maximum	Proposed Maximum	Amount of
to be	to be	Offering Price	Aggregate Offering	Registration
Registered	Registered	Per Share(1)	Price	Fee

Common Stock	10,000,000	$0.0225	$225,000	$6.91

(1)           Computed pursuant to Rule 457(c) of the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee and not as a representation as to any actual proposed price. The offering price per share, maximum aggregate offering price and registration fee is based upon the last sale price on the over the counter bulletin board of $0.0225 on December 19, 2007.

PART I

Item 1.   Plan Information.

    The documents containing the information specified in Item 1 will be sent or given to participants in the Plan as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). Such documents are not required to be and are not filed with the Securities and Exchange Commission (the "SEC") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

Item 2.   Registrant Information and Employee Plan Annual Information.

    Upon written or oral request, any of the documents incorporated by reference in Item 3 of Part II of this Registration Statement (which documents are incorporated by reference in this Section 10(a) Prospectus), other documents required to be delivered to eligible employees, non-employee directors and consultants, pursuant to Rule 428(b) are available without charge by contacting:

Philip M. Rappa
Chief Executive Officer
U.S. Energy Initiatives Corporation
12812 Dupont Circle
Tampa, Florida 33626
(813) 979-9222

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.

           The Registrant hereby incorporates by reference into this Registration Statement the documents listed below. In addition, all documents subsequently filed pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents:

•
Reference is made to the Registrant's quarterly report on Form 10-QSB for the period ending September 30, 2007, as filed with the SEC on November 19, 2007 (file no. 000-51789), which is hereby incorporated by reference.

•
Reference is made to the Registrant's quarterly report on Form 10-QSB for the period ending June 30, 2007, as filed with the SEC on August 14, 2007 (file no. 000-51789), which is hereby incorporated by reference.

•
Reference is made to the Registrant's quarterly report on Form 10-QSB for the period ending March 31, 2007, as filed with the SEC on May 22, 2007 (file no. 000-51789), which is hereby incorporated by reference.

•
Reference is made to the Registrant's annual report on Form 10-KSB for the year ended December 31, 2006, as filed with the SEC on April 26, 2007 (file no. 000-51789), which is hereby incorporated by reference.

•	Reference is made to the Registrant’s current report on Form 8-K as filed with the SEC on December 12, 2007, which is incorporated herein by reference.

•
The description of the Registrant's common stock is incorporated by reference to the Registrant's registration statement on Form 8-A12G, as filed with the SEC on February 7, 2006, including all amendments and reports filed with the Commission for the purpose of updating such description which is hereby incorporated by reference.

Item 4.   Description of Securities.

            Not Applicable

Item 5.   Interests of Named Experts and Counsel.

    The validity of the shares of common stock offered  hereby  will be  passed  upon  for  the  Registrant  by  Sichenzia  Ross  Friedman Ference LLP, New York, New York. Certain members of Sichenzia Ross Friedman Ference LLP will receive shares of common stock of the Registrant under this registration statement to be issued as compensation for legal services performed on behalf of the Registrant.

Item 6.   Indemnification of Directors and Officers.

    We are organized under the laws of the State of Georgia and are governed by the Georgia Business Corporation Code, as in effect or hereafter amended ("Corporation Code"). Section 14-2-852 of the Corporation Code requires that we indemnify a director "who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he or she was a party because he or she was a director of the corporation against reasonable expenses incurred by a director in connection with the proceeding." Section 14-2-857 of the Corporation Code requires that a corporation indemnify officers under the same standard.

    Section 14-2-851 of the Corporation Code provides that we may indemnify a director or officer who is a party to a proceeding against liability incurred in the proceeding if (i) the director or officer conducted himself or herself in good faith; and (ii) the director or officer reasonably believed: (A) in the case of conduct in his or her official capacity, that such conduct was in the best interests of the corporation; (B) in all other cases, that such conduct was at least not opposed to the best interests of the corporation; and (C) in the case of any criminal proceeding, that the individual had no reasonable cause to believe such conduct was unlawful.

    In addition, we have the power, in our by-laws or in any resolution of our stockholders or directors, to undertake to indemnify our officers and directors of ours against any contingency or peril as may be determined to be in our best interest and in conjunction therewith, to procure, at our expense, policies of insurance. At this time, no statute or provision of the by-laws, any contract or other arrangement provides for insurance or indemnification of any of our controlling persons, directors or officers that would affect his or her liability in that capacity.

    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

Item 7.  Exemption from Registration Claimed.

Not applicable.

Item 8.  Exhibits.

EXHIBIT
NUMBER                      EXHIBIT

4.1	2007 Stock Incentive Plan
5.1	Opinion of Sichenzia Ross Friedman Ference LLP
23.1	Consent of Brimmer, Burek & Keelan LLP
23.2	Consent of Sichenzia Ross Friedman Ference LLP (contained in Exhibit 5.1)
24.1	Power of Attorney (included in the Signature Page)

Item 9.  Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (1)(i), and (1)(ii) do not apply if the Registration Statement is on Form S-8 and if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by a Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i),  (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6) That, for the purpose of determining liability of a Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, each undersigned Registrant undertakes that in a primary offering of securities of an undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of an undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of an undersigned Registrant or used or referred to by an undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about an undersigned Registrant or its securities provided by or on behalf of an undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by an undersigned Registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on this 20th day of December 2007.

U.S. ENERGY INITIATIVES CORPORATION

By:	/s/ Philip M. Rappa
Name Philip M. Rappa
Title Chief Executive Officer (Principal Executive Officer)

By:	/s/ Michelle Hamiltom
Name Michelle Hamilton
Title Chief Financial Officer (Principal Financial and Accounting Officer)

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Philip Rappa and Michelle Hamilton his or her true and lawful attorney in fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post effective amendments) to the Registration Statement, and to sign any registration statement for the same offering covered by this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and all post effective amendments thereto, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, each acting alone, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Phillip M. Rappa
Phillip M. Rappa	Chief Executive Officer (Principal Executive Officer)	December 20, 2007

/s/ Michelle Hamilton
Michelle Hamilton	Chief Financial Officer (Principal Financial and Accounting Officer)	December 20, 2007

/s/ John Stanton
John Stanton	Chairman of the Board	December 20, 2007

/s/ Mark Clancy
Mark Clancy	Director	December 20, 2007